                                  Exhibit 23(a)


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WEINICK
SANDERS
1375 BROADWAY
LEVENTHAL & CO., LLP
NEW YORK, N.Y. 10018-7010
--------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS
212-869-3333

FAX:  212-764-3060

WWW.WSLCO.COM



                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP
                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)




We consent to the use in Amendment No 2 to the Registration Statement of Marc Pharmaceuticals, Inc. as at December 31, 2003 and 2002 and for the years then ended on Form SB-2, under the Securities Act of 1933 of our report dated February 3, 2004 (except for portions of Notes 1(a) and 4(a) as to which the date is February 9, 2004) and to the reference to our firm under the heading "Experts" in the Prospectus


                                /s/ WEINICK SANDERS LEVENTHAL & CO., LLP
                                ----------------------------------------

New York, New York
July 7, 2004








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